EXHIBIT 99.1

CATHETER PRECISION, INC. Reports Third Quarter Results of Operations and Filing of Third Quarter 10-Q

Fort Mill, SC, December 22, 2023 – Catheter Precision, Inc. (VTAK: NYSE/American) an innovative US-based medical device Company dedicated to improving the lives of patients with cardiac arrhythmias, announced corporate highlights of the third quarter of 2023.

Highlights of the third quarter include the following:

•	Received approval for first purchase in France. VIVO is now active in six European countries.
•	Completed enrollment of Phase I LockeT study in excess of 100 patients.
•	Received Institutional Review Board (IRB) approval for Phase II LockeT study and began enrolling patients. This study is a one-to-one randomized study comparing outcomes of standard of care to LockeT.
•	Finalized new build processes for VIVO disposable component to reduce manufacturing costs.
•	Initiated design changes to LockeT based on early feedback.
•	Total assets at September 30, 2023, were $32.9 million.
•	Total cash on hand at September 30, 2023 was $5.6 million.
•	Total revenues for the nine months ended September 30, 2023 were $314 thousand.

David Jenkins, acting CEO, commented: “We are pleased to have the Q3 financial filings completed and have a lot of momentum as we move into the fourth quarter. Our sales and clinical team have successfully introduced VIVO and LockeT to a number of new hospital centers and the products have been well received. Over the next several months we expect hospital approval to begin additional product evaluations and subsequent purchase orders. Catheter Precision’s VIVO System continues to support the electrophysiologist and hospital in growing their ventricular ablation programs, which we believe will rival the atrial fibrillation market in the future. LockeT offers a more affordable and easier to use option for wound closure and the first publication demonstrating these benefits is underway and will be available soon.”

About Catheter Precision

Catheter Precision is an innovative U.S.-based medical device company bringing new solutions to market to improve the treatment of cardiac arrhythmias. It is focused on developing groundbreaking technology for electrophysiology procedures by collaborating with physicians and continuously advancing its products. Reincorporated as Ra Medical Systems, Inc. in Delaware in 2018, the Company changed its name to Catheter Precision, Inc. on August 17, 2023.

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Cautionary Note Regarding Forward-Looking Statements

Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to substantial risk and uncertainties. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “may,” “might,” “can,” “could,” “continue,” “depends,” “expect,” “expand,” “forecast,” “intend,” “predict,” “plan,” “rely,” “should,” “will,” “may,” “seek,” or the negative of these terms and other similar expressions, although not all forward-looking statements contain these words.  These forward-looking statements include, but are not limited to, our expectations that hospital approval will begin additional product evaluations and subsequent purchase orders, that ventricular ablation programs will rival the atrial fibrillation market in the future, and the timing of the first publication demonstrating the benefits of LockeT. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties included under the caption “Risk Factors”  in the Company’s Form 10-K for the year ended December 31, 2022 and Forms 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.  These risks and uncertainties include, but aren’t limited to,  that we will not be able to reach profitability unless we are able to achieve our product expansion and growth goals, our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators, we have entered into joint marketing agreements with respect to our products, and may enter into additional join marketing agreements, that will reduce our revenues from product sales, royalty agreements with respect to our LockeT device will reduce any future profits from this product, if we experience significant disruptions in our information technology systems, our business may be adversely affected, litigation and other legal proceedings may adversely affect our business, if we make acquisitions or divestitures, we could encounter difficulties that harm our business, failure to attract and retain sufficient qualified personnel could also impede our growth, failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock, if our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud, our revenues may depend on our customers’ receipt of adequate reimbursement from private insurers and government sponsored healthcare programs, we may be unable to compete successfully with companies in our highly competitive industry, many of whom have substantially greater resources than we do, our future operating results depend upon our ability to obtain components in sufficient quantities on commercially reasonable terms or according to schedules, prices, quality and volumes that are acceptable to us, and suppliers may fail to deliver components, or we may be unable to manage these components effectively or obtain these components on such terms, if hospitals, physicians and patients do not accept our current and future products or if the market for indications for which any product candidate is approved is smaller than expected, we may be unable to generate significant revenue, if any, our medical device operations are subject to pervasive and continuing FDA regulatory requirements, our products may be subject to additional recalls, revocations or suspensions after receiving FDA or foreign approval or clearance, which could divert managerial and financial resources, harm our reputation, and adversely affect our business, changes in trade policies among the U.S. and other countries, in particular the imposition of new or higher tariffs, could place pressure on our average selling prices as our customers seek to offset the impact of increased tariffs on their own products, increased tariffs or the imposition of other barriers to international trade could have a material adverse effect on our revenues and operating results.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

CONTACTS:

At the Company

David Jenkins

973-691-2000

mhuck@catheterprecision.com

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CATHETER PRECISION, INC. (formerly known as RA MEDICAL SYSTEMS, INC.)

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues
Product sales	$133	$-	$314	$14
Cost of revenues
Product sales	6	-	23	42
Service and other	-	-	-	119
Total cost of revenues	6	-	23	161
Gross profit (loss)	127	-	291	(147)
Operating expenses
Selling, general and administrative	2,745	3,514	14,393	8,292
Research and development	112	727	486	6,238
Restructuring and impairment	-	542	-	4,069
Loss on impairment of goodwill	-	-	60,934	-
Total operating expenses	2,857	4,783	75,813	18,599
Operating loss	(2,730)	(4,783)	(75,522)	(18,746)
Other income, net
Change in fair value of royalty payable	716	-	5,333	-
Interest income	87	24	275	41
Other (expense) income, net	-	(4)	11	(1)
Total other income, net	803	20	5,619	40
Loss from operations before income taxes	(1,927)	(4,763)	(69,903)	(18,706)
Income taxes	-	-	-	-
Net loss	$(1,927)	$(4,763)	$(69,903)	$(18,706)
Deemed dividends from the warrant inducement offer	-	-	(800)	-
Net loss attributable to common stockholders	$(1,927)	$(4,763)	$(70,703)	$(18,706)
Net Loss per share attributable to common stockholders, basic and diluted	$(0.28)	$(4.36)	$(14.20)	$(28.00)
Weighted average common shares used in computing net loss per share, basic and diluted	6,805,958	1,091,623	4,980,538	668,494

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CATHETER PRECISION, INC. (formerly known as RA MEDICAL SYSTEMS, INC.)

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2023	December 31, 2022
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$5,579	$15,859
Accounts receivable, net	46	-
Inventories	64	-
Prepaid expenses and other current assets	87	977
Total current assets	5,776	16,836
Property and equipment, net	59	-
Operating lease right-of-use assets	200	-
Intangible assets, net	26,828	-
Other non-current assets	8	-
TOTAL ASSETS	$32,871	$16,836

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$165	$92
Accrued expenses	1,781	7,484
Current portion of operating lease liabilities	89	-
Total current liabilities	2,035	7,576
Royalties payable	8,848	-
Operating lease liabilities	121	-
Total liabilities	11,004	7,576
Commitments and contingencies (see Note 16)
Stockholders' Equity
Series A Convertible Preferred Stock, $0.0001 par value, 10,000,000 shares authorized; 4,578 and 0 shares issued and outstanding as September 30, 2023 and December 31, 2022, respectively	-	-
Series X Convertible Preferred Stock, $0.0001 par value, 15,404 shares authorized; 12,675 and 0 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	-	-
Common stock, $0.0001 par value, 300,000,000 shares authorized; 7,008,002 and 2,161,950 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	1	-
Additional paid-in capital	296,906	214,397
Accumulated deficit	(275,040)	(205,137)
Total stockholders' equity	21,867	9,260
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$32,871	$16,836

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